Exhibit 99.2

	Combined Pro Forma	Combined Pro forma	Combined Pro Forma	Combined Pro Forma	Combined Pro Forma
	Quarter Ended March 31,	Quarter Ended June 30,	Quarter Ended September 30,	Quarter Ended December 31,	Year Ended December 31,
Segment Information	2018	2018	2018	2018	2018
(in thousands, except per unit data)

Permian
Revenue	$36,688	$43,828	$50,716	$53,349	$184,581
Adjusted Gross Profit					108,361
Capital Expenditures					84,265
Other Operating Data:
Average daily rate(1)	$79.9	$82.9	$81.9	$85.6	$82.8
Average available beds(2)	5,477	6,018	6,996	7,092	6,402
Utilization(3)	88%	93%	94%	94%	92%

Bakken
Revenue	$5,570	$7,061	$7,400	$5,782	$25,813
Adjusted Gross Profit					10,554
Capital Expenditures					6,375
Other Operating Data:
Average daily rate(1)	$79.2	$78.9	$79.1	$80.1	$79.3
Average available beds(2)	1,607	1,576	1,597	1,413	1,548
Utilization(3)	40%	51%	53%	44%	47%

Government
Revenue	$16,521	$16,634	$16,864	$16,657	$66,676
Adjusted Gross Profit					47,438
Capital Expenditures					5,068
Other Operating Data:
Average daily rate(1)	$74.6	$75.0	$74.7	$74.6	$74.7
Average available beds(2)	2,492	2,461	2,403	2,400	2,439
Utilization(3)	96%	98%	100%	100%	98%

Other
Revenue	$892	$1,212	$2,304	$20,364	$24,772
Adjusted Gross Profit					5,378
Capital Expenditures					1,388

Corporate costs
Selling, General and Administrative Expense	$11,225	$9,308	$13,957	$10,210	$44,700

	Combined Pro Forma	Combined Pro Forma	Combined Pro Forma	Combined Pro Forma	Combined Pro Forma
	Quarter Ended March 31,	Quarter Ended June 30,	Quarter Ended September 30,	Quarter Ended December 31,	Year Ended December 31,
Segment Information	2017	2017	2017	2017	2017
(in thousands, except per unit data)

Permian
Revenue	$9,205	$16,104	$23,360	$31,507	$80,176
Adjusted Gross Profit					39,671
Capital Expenditures					60,101
Other Operating Data:
Average daily rate(1)	$82.1	$81.5	$79.9	$80.4	$80.7
Average available beds(2)	1,653	2,272	3,251	4,427	2,909
Utilization(3)	81%	87%	90%	88%	87%

Bakken
Revenue	$4,511	$4,994	$5,881	$6,964	$22,350
Adjusted Gross Profit					9,333
Capital Expenditures					460
Other Operating Data:
Average daily rate(1)	$79.6	$78.8	$75.9	$72.1	$76.2
Average available beds(2)	1,622	1,614	1,613	1,609	1,614
Utilization(3)	27%	37%	44%	42%	38%

Government
Revenue	$16,419	$16,731	$16,920	$16,652	$66,722
Adjusted Gross Profit					48,613
Capital Expenditures					84
Other Operating Data:
Average daily rate(1)	$74.4	$74.3	$75.5	$74.9	$74.8
Average available beds(2)	2,488	2,498	2,497	2,496	2,495
Utilization(3)	96%	96%	96%	96%	96%

Other
Revenue	$1,167	$821	$1,401	$335	$3,724
Adjusted Gross Profit					1,389

Corporate costs
Selling, General and Administrative Expense	$3,665	$5,547	$5,299	$13,350	$27,861

(1)         Average daily rate is calculated based on specialty rental income and services income received over the period indicated, excluding TCPL construction revenue included in services income divided by utilized bed nights.

(2)         Average available beds is calculated as the sum of the number of available beds over the period indicated divided by the number of days in the period.

(3)         Utilization is calculated based on utilized beds divided by average available beds.